UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 12, 2004



        STATE OF DELAWARE                  1-143           38-0572515
        -----------------                  -----           ----------
    (State or other jurisdiction of     (Commission     (I.R.S. Employer
    Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center,                                48265-3000
    Detroit, Michigan                                      (Zip Code)
    -----------------------------------------------------------------
                  (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On October 12, 2004, Moody's Investors Services, Inc. (Moody's) reviewed long-term ratings of General Motors Corporation (GM) and General Motors Acceptance Corporation (GMAC) for possible downgrade. Their press release follows.

On October 13, 2004, Fitch Ratings (Fitch) downgraded the senior unsecured debt of GM, GMAC and related entities. Their press release follows.

On October 14, 2004, Standard & Poor's Ratings Services (S&P) lowered its long-term corporate rating on GM, GMAC and all related entities. Their press release follows.


     MOODY'S REVIEWS LONG-TERM RATINGS OF GENERAL MOTORS (SR AT Baa1) AND GENERAL MOTORS ACCEPTANCE CORP. (SR AT A3) FOR POSSIBLE DOWNGRADE.

Approximately $200 Billion of Debt Affected.

New York, October 12, 2004 -- Moody's Investor's Service is reviewing the Baa1 long-term rating of General Motors Corporation (GM) and the A3 long-term rating of General Motors Acceptance Corporation (GMAC) for possible downgrade. The Prime-2 short-term ratings of GM and GMAC are not under review and are affirmed at the current level.

The review of GM's rating reflects Moody's view that the company's credit metrics are weak for the current rating level and are likely to display only marginal overall improvement during 2005. Consequently, the review is focusing on the degree to which GM's longer-term strategic and operating plan can assure a significant improvement in credit metrics during 2006 and beyond. Moody's expects that the company will face considerable challenges as it attempts to restore the levels of earnings, cash generation, and debt service capacity that it enjoyed during the 2000 through 2003 period. At that time, GM benefited from a very robust and competitive new product program. In contrast, the new product cadence covering the 2003 through 2004 period is likely to be relatively light. This has contributed to a weakening in the company's competitive position and earnings capacity, and will limit the degree of near-term improvement. The company's prospects through 2005 are further burdened by the high inventory levels of its North American operations, and by the need to stem the continued losses within Europe. A significant longer-term challenge is also posed by the company's large retiree base and the resulting high level of health care costs. At year end 2003 GM's unfunded OPEB liability was $57 billion (exculding the $4 billion Medicare subsidy), and annual health care costs approximated $5 billion. Moody's believes that this burden will represent an increasingly material competitive disadvantage for GM as health care costs continue to rise.

As GM contends with these company-specific risks, it will continue to face the industry-wide challenges of intense pricing competition, ongoing cyclicality, and the possibility that higher oil prices or shifts in consumer sentiment could erode demand for higher-margin trucks and SUVs.

In its review, Moody's will weigh these risk factors against GM strengths. The company's liquidity is sound with $25 billion in cash, securities and short-term VEBA compared with a total adjusted debt burden of $44 billion. This total debt figure is composed of: $32 billion in on-balance sheet debt, $3 billion in present value of operating leases, and $9 billion in unfunded pension liabilities. Moody's estimates that the average maturity of the balance sheet debt is 19 years, with only about $4 billion maturing over the next five years. Operationally, GM has demonstrated an ability to develop and maintain a competitive product portfolio in its Cadillac and its truck and SUV franchises. The brand building expertise that support the strength of these businesses will have to be effectively employed during the 2006 and beyond time frame as the company's product cadence is accelerated. Moody's also acknowledges the success that GM has had in building its position in the large, profitable, and growing Chinese market. Although near-term growth in this area may slow, it will represent an important long-term growth opportunity. GM is well positioned to take part in this growth.

GM has demonstrated exceptional cash generating capacity during the past three years. For the 2002 through 2004 period, the cash flow from automotive operations (after capital expenditures, working capital and dividends), in combination with a sustainable dividend received from GMAC, will have generated close to $21 billion in free cash flow available for pension and VEBA contributions, and other discretionary actions. However, the robustness of the company's cash generation is declining due to rising competitive pressures. In addition, successful working capital and other asset/liability management practices have been important sources of cash generation in the past. These sources may not be as sustainable in the future.

Moody's key focus in its review of GM will be on balancing the considerable near-term weakness in the company's credit metrics against the possibility that longer-term performance in 2006 and beyond might be more reflective of the Baa1 rating. In order to achieve this performance, GM will have to demonstrate that it is capable of adequately improving the earnings of its North American operations, stemming losses in Europe, and offsetting rising health care costs in the face of an increasingly competitive market. As outlined in Moody's Rating Methodology for the Global Automotive Industry, some of the credit metrics which could be reasonably associated with a well-positioned Baa-rated auto manufacturer (assuming adequate ongoing product and strategic competitiveness) might include: EBITA margin exceeding 4%; fixed charge coverage approximating
4.5 times; retained cash flow to net total debt of more than 50%; and free cash flow to total debt greater than 15%. For 2004, Moody's expects that GM performance will approximate: EBITA margin no greater than 1%; fixed charge coverage of less than 2 times; retained cash flow to net debt should exceed 35%; and, free cash flow to total debt could approximate 10%.

Should Moody's determine that GM's rating should be lowered, it is unlikely than any adjustment would be more that one notch.

The review of GMAC's long-term rating recognizes the significant interrelationship and business ties between GMAC and its parent. These links affect the volume and mix of GMAC's origination activity and the quality of its portfolio. GMAC continues to exhibit favorable inherent characteristics, including strong liquidity and well-managed asset quality. The firm's asset quality had weakened during the 2001 to 2003 period, but this was a result of depressed used car values as opposed to loosened underwriting standards. Assest quality has since improved. Moody's therefore expects that GMAC will continue to generate assets that could be readily financed in the securitization market. Additionally, Moody's will monitor the relative strength of its on-balance sheet portfolio compared to its securitized portfolio. Moody's expects to maintain the one notch rating differential between the long-term ratings of GMAC and GM, reflecting the relative strengths of GMAC's enterprise.


                                     * * * *

Fitch Downgrades GM & GMAC to 'BBB', Outlook Negative

Fitch Ratings-Chicago-October 13, 2004: Fitch has downgraded the senior unsecured debt of General Motors Corporation (GM) and its financial services subsidiary, General Motors Acceptance Corp. (GMAC) and related entities to 'BBB' from 'BBB+'. Fitch affirms the corresponding commercial paper ratings at 'F2'. The Rating Outlook remains Negative.

The downgrade and Rating Outlook reflects ongoing margin compression in the U.S. and Europe that is likely to continue over the near term, the near-term competitive position of the company's truck portfolio, a car portfolio that remains currently weak, and significant post-employment benefit obligations. Of particular concern is the continuing pace of escalation in health care costs, which disproportionately disadvantages GM due to its legacy liabilities and represents perhaps the most significant cost headwind. GM's truck portfolio, the major source of its domestic profitability, is facing new competitive threats over the next several years with GM product that is becoming dated, potentially leading to further price erosion and margin deterioration. Losses in Europe continue to mount, with further restructuring likely. Offsetting factors include GM's gross liquidity position, the extended nature of its debt maturity schedule, continued strong performance in the Asia Pacific region, and strong profitability at GMAC. GM has substantially increased its funding of pension and other post-employment benefit (OPEB) liabilities over the past several years, although this has been accomplished through the sale of numerous assets and a substantial increase in debt. Total debt at the automotive operations has increased from $16.2 billion at Dec. 31. 2002 to $32.4 billion at June 30, 2004, adding incremental financial expenses of approximately $1 billion and resulting in a net debt position (including short-term VEBA) of $7.4 billion as of June 30, 2004. The increase in debt could increase the cost and amount of capital should further access to external capital markets be required. Further reductions in cash generated from operations could limit the company's flexibility in making capital investments and legacy obligation funding to the extent of the recent past.

Although sales volumes have been sustained at healthy levels, higher incentives, and lack of flexibility in the company's cost structure indicates that this has come at the expense of profitability. Margin erosion over the near term will be further pressured by cost headwinds such as commodity prices (especially steel) and health care costs. Although new products can somewhat mitigate this trend, the likelihood of a significant change is unlikely given that the products launched between now and the end of 2005 consist principally of cars and as such are not the most profitable products in GM's lineup. Given these trends and the concentration of GM's profitability in full-size trucks/utilities and mid-size utilities (which are not due to be redesigned until 2006/2007), Fitch anticipates that the next 18 months will likely be challenging ones.

GM's retiree benefit programs remain a concern, despite frequent and substantial contributions to its pension and OPEB plans (in excess of $57 billion to the pension plans from 1992-2003). When combined with good asset performance, 2003 contributions in excess of $18 billion have pushed GM's ERISA credit balance to in excess of $50 billion. As a result, any mandatory pension funding requirements have been pushed out into the next decade. However, failure to achieve moderate asset returns when combined with a lack of increase in long-term interest rates could present a medium- to long-term funding requirement.

In the area of health care, Fitch's concerns continue to mount despite the fact that GM has placed substantial funds into its VEBA Trusts in an effort to begin defeasing its legacy health care costs. The VEBA Trusts provide GM a significant cushion to recover from the impact of any economic downturn in the industry. However, with 2003 OPEB benefits paid of $3.6 billion and costs escalating in excess of 10% annually for the past four years, the situation is not sustainable over the long term given the revenue and margin pressures. GM, to its benefit, has managed to contain the cost escalation at lower levels, primarily due to structural program changes and tighter cost management, but further structural changes will become increasingly difficult. Fitch's view is that the Big Three will, over the next two to three years will be forced to address this issue with their unionized work force, an issue that holds the potential for labor disruption. Given GM's competitive disadvantage in this area, addressing this issue is of greater importance for GM than likely any other worldwide automaker.

Longer term, GM continues to confront a number of legacy issues, particularly in the area of infrastructure and brands. GM's eight brands stand in contrast to most global competitors (which typically possess two to three brands), producing product overlap, lack of product differentiation (and pricing), and higher structural costs. Despite potential platform/product sharing, the ability to allocate management focus and capital sufficient to maintain competitiveness across the brands remains a strong challenge. Offsetting some of this is the fact that the core U.S. brands of Chevrolet, GMC, and Cadillac continue to perform well as does the niche truck brand Hummer. Fitch anticipates that should GM fail to revitalize the Pontiac, Buick, Saturn, and Saab brands in the U.S., further restructuring may be required.

GM has been unable to restore profitability in Europe, likely necessitating a further material restructuring. Despite the well received Astra, the far more competitive small- and mid-car segments in Europe will require a substantial downsizing of the company's European cost structure. This problem is not isolated to GM (to some extent it exists with all European manufacturers), but overcapacity and price competition require a systematic shift reduction to reduce labor costs while improving labor efficiencies to restore profitability. The most likely avenue to accomplish this is to shift production to lower cost countries while balancing this change with the maintenance of the higher value-added work in places like Germany. Given the need to change and the current economic/labor situation in Europe, labor strife cannot be ruled out.

Beyond the U.S./European markets, GM LAAM appears to be stabilizing while GM Asia Pacific continues to produce strong automotive results for the corporation. Of all the regions, the success story remains GM Asia Pacific, where GM's alliance strategy, in combination with a strong presence in China, is producing solid results. Despite GM's very strong China position and attractive near-term prospects in the region, GM's results there remain exposed to economic swings and significant volatility.

General Motors Acceptance Corp. (GMAC) remains an integral part of GM, and thus the ratings of GMAC are linked to those of GM. GMAC automotive and mortgage finance operations have exceeded expectations and are projected to continue to perform well. As such, Fitch anticipates that GMAC will continue to be a significant contributor to GM earnings. Fitch believes that GMAC maintains solid liquidity over the intermediate term to support its operations. Asset quality of the automotive finance portfolio has improved due to improving residual values and better loss experience. Rating concerns for GMAC reflect the cyclical nature of mortgage banking and trend in longer average maturities in the automotive finance portfolio.

                                     * * * *

S&P Cuts GM Long-Term Corp Credit To BBB- From BBB

NEW YORK (Standard & Poor's) Oct. 14, 2004--Standard & Poor's Ratings Services today said it has lowered its long-term corporate credit rating on General Motors Corp. (GM), General Motors Acceptance Corp. (GMAC), and all related entities to 'BBB-' from 'BBB', and its short-term credit rating to 'A-3' from 'A-2'. The outlook is now stable. Consolidated debt outstanding totaled $277 billion at June 30, 2004.

Please note that Standard & Poor's has scheduled a broadcast teleconference for Thursday, Oct. 14, at 1:30 p.m. Eastern time to discuss the downgrade of GM and our current views regarding Ford (see the details below to participate). In addition, an article titled, "Credit FAQ: General Motors Corp. and Ford Motor Co." will be published today on RatingsDirect, Standard & Poor's Web-based research and credit analysis system, and on its public Web site, standardandpoors.com. Under "Credit Ratings" in the left navigation bar, click on "News & Analysis."

The downgrade reflects heightened concerns about the profit potential of the company's automotive operations. In its North American operations, GM continues to suffer from shortcomings in its competitive position. Thus, its market share has been off slightly to date this year despite aggressive discounting, increased sales to daily rental companies, and past efforts to enhance its product offerings. Soaring oil prices heighten the risk that there could be a market shift away from SUVs and pickups, segments that contribute a highly disproportionate share of GM's automotive profitability.

"Even with robust industry sales in North America and an improving cost position, GM has been unable to achieve satisfactory profitability in North America in recent years," said Standard & Poor's credit analyst Scott Sprinzen. "Its automotive net margin in this region will likely be only about 1% for 2004," he continued. Increases in health care and commodities costs add to the challenges GM faces in improving its financial performance, notwithstanding the benefits expected from additional new-product launches.

GM's losses in Europe are accelerating, and management has just confirmed publicly that another costly restructuring plan is being developed. And although GM had until recently been highly profitable in China, it is now suffering from a rapid, industrywide weakening of demand that could prove temporary, but underscores the volatility of that market, where virtually all the world's automakers are investing heavily to expand their presence.

Although GM's aggregate earnings have been poor in recent years, the effect on overall results has been mitigated by record-level earnings at GMAC. GMAC's mortgage unit has been a highly disproportionate earnings contributor, due in part to heavy refinancing volume sparked by low general interest rates. We now believe GMAC's net earnings for the full year could equal or exceed the $2.8 billion realized in 2003. Although it is unlikely that GMAC will be able to sustain earnings at recent levels, it should remain a strong earnings contributor, and a stable source of cash flow, for GM.

GM continues to generate substantial operating cash flow, including dividends from GMAC and excluding the calls on cash that its large, unfunded pension and retiree medical liabilities represent. GM's worldwide pension plans, in aggregate, were underfunded by $8.6 billion at year-end 2003, following extensive special funding actions undertaken that year, which included the contribution to its pension plans of $13.5 billion of debt issue proceeds. GM's unfunded retiree medical liability remains massive, at approximately $57 billion at Dec. 31, 2003. Even the $10 billion additional VEBA funding planned for 2004 could be insufficient to materially reduce the retiree medical liability if soaring health care inflation persists. For financial reporting purposes, GM has assumed an initial health care cost trend rate of 8.5%, subsiding to 5.0% in six years. A 1-percentage-point increase in this trend rate would add $7.6 billion to the liability.

We have long-range concerns about whether GM's strategy will be effective in boosting profitability to more satisfactory levels in light of the competitive challenges it faces. However, over the two-year timeframe covered by the outlook, GM's cash generating ability (including dividends from GMAC) and its liquidity position provide considerable support to its near-term financial flexibility.


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  October 14, 2004              By:  /s/PETER R. BIBLE
                                     ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)